As filed with the Securities and Exchange Commission on May 23, 2019
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3432319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
150 Broadway Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended
(Full Title of the Plan)
Aaron Ahola, Esq.
Executive Vice President and General Counsel
Akamai Technologies, Inc.
150 Broadway
Cambridge, Massachusetts 02142
(Name and Address of Agent For Service)
617-444-3000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer        ☒                Accelerated filer        ☐
Non-accelerated filer        ☐                 Smaller reporting company    ☐
                                Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,000,000 shares (2)	$77.105(3)	$231,315,000(3)	$28,036

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 3,000,000 shares issuable under the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 20, 2019.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the Registrant’s common stock, $0.01 par value per share, to be issued under the Registrant’s 2013 Stock Incentive Plan, as amended (the “2013 Plan”). In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-188989, 333-204208 and 333-218537, filed with the Securities and Exchange Commission on May 31, 2013, May 15, 2015 and June 6, 2017, respectively, relating to the 2013 Plan.

Item 8.        Exhibits.
The following exhibits are incorporated herein by reference:

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended
4.2 (1)	Amended and Restated By-laws of the Registrant, as amended
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP(included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1(2)	Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended
____________

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-27275, 18884226) filed with the Securities and Exchange Commission on June 6, 2018.

(2)	Incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 000-27275, 19835721) filed with the Securities and Exchange Commission on May 17, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 23rd day of May, 2019.
AKAMAI TECHNOLOGIES, INC.

By:    _/s/__ Aaron Ahola_______________
Aaron Ahola
Executive Vice President, General Counsel and
Secretary

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint F. Thomson Leighton, Edward McGowan and Aaron Ahola, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
_ /s/ F. Thomson Leighton___ F. Thomson Leighton	President and Chief Executive Officer, Director (Principal executive officer)	May 23, 2019
____/s/ Edward McGowan______ Edward McGowan	Chief Financial Officer (Principal financial and accounting officer)	May 23, 2019
__/s/ Monte Ford__________ Monte Ford	Director	May 23, 2019
__/s/ Jill Greenthal__________ Jill Greenthal	Director	May 23, 2019
__/s/ Daniel Hesse __________ Daniel Hesse	Director	May 23, 2019
___/s/ Peter Thomas Killalea___ Peter Thomas Killalea	Director	May 23, 2019
___/s/ Jonathan Miller___ Jonathan Miller	Director	May 23, 2019
___/s/ Frederic V. Salerno _ Frederic V. Salerno	Director	May 23, 2019
___/s/ Bernardus Verwaayen__ Bernardus Verwaayen	Director	May 23, 2019
___/s/ William Wagner __ William Wagner	Director	May 23, 2019